UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2026

POPULAR, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	001-34084	66-0667416
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

209 Muñoz Rivera Avenue
Hato Rey, Puerto Rico	00918
(Address of principal executive offices)	(Zip code)

(787) 765-9800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	BPOP	The NASDAQ Stock Market
6.125% Cumulative Monthly Income Trust Preferred Securities	BPOPM	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Javier D. Ferrer as President and Chief Executive Officer

On July 23, 2026, Javier D. Ferrer announced his retirement as President and Chief Executive Officer (“CEO”) of Popular, Inc. (“Popular” or the “Corporation”), effective August 31, 2026 (the “Retirement Date”). Mr. Ferrer also announced his retirement as CEO of the Corporation’s bank holding company subsidiary, Popular North America, Inc. (“PNA”), and its two banking subsidiaries, Banco Popular de Puerto Rico (“BPPR”) and Popular Bank (“PB”), in each case effective on the Retirement Date. Mr. Ferrer has served as CEO of the Corporation since July 2025 and has held various other leadership positions in Popular since October 2014.

In connection with Mr. Ferrer’s retirement, on July 22, 2026, the Talent and Compensation Committee (the “Committee”) of the Board of Directors of the Corporation (the “Board”) determined that Mr. Ferrer will be eligible to receive the following incentive compensation based on his service during the 2026 performance year (the “Awards”):

(i)

a $1,620,000 short-term incentive (“STI”) cash award upon consideration of the Corporation’s and Mr. Ferrer’s performance to date in 2026. This amount represents the maximum award for the Corporation’s financial results and the target award for the Corporation’s strategic priorities and Mr. Ferrer’s individual performance, prorated based on the eight full calendar months of employment during 2026. The STI will be payable during the month following the Retirement Date; and

(ii)

a $2,600,000 equity award based on Mr. Ferrer’s target opportunity under the long-term equity incentive for 2026, prorated based on the eight full calendar months of employment during 2026 and to be granted entirely in shares of restricted stock and having a mandatory vesting period of one-year from the Retirement Date, subject to Mr. Ferrer’s continued employment through the Retirement Date and continuous compliance with the Services Agreement (as defined below) and certain restrictive covenants.

The Corporation and Mr. Ferrer entered into an Award Agreement setting forth the terms and conditions of the Awards and providing for continued medical coverage for up to three years (the “Award Agreement”). Under the Award Agreement, Mr. Ferrer will be subject to non-competition and non-solicitation restrictions for a period of one year following the Retirement Date.

The Corporation also entered into a Services Agreement with Mr. Ferrer, pursuant to which Mr. Ferrer will provide consulting services to Popular for a period of twelve months from the Retirement Date to facilitate the transition of the CEO responsibilities to his successor and support other general business initiatives (the “Services Agreement”). The Services Agreement provides for Mr. Ferrer to receive a monthly consulting fee equal to $100,000.

The foregoing descriptions of the Award Agreement and the Services Agreement do not purport to be complete and are qualified in their entirety by their full text, copies of which will be filed as exhibits to the Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

Appointment of Jorge J. García as President and Chief Executive Officer

In connection with Mr. Ferrer’s retirement, the Board appointed Jorge J. García as President and CEO of the Corporation, succeeding Javier D. Ferrer. Mr. García’s appointment will become effective September 1, 2026. Mr. García was also appointed as CEO of PNA, BPPR and PB, in each case effective September 1, 2026.

Mr. García, age 54, has been Executive Vice President and Chief Financial Officer of the Corporation since April 2024. Mr. García served as Senior Vice President, Corporate Comptroller and Chief Accounting Officer of Popular from March 2012 to April 2024. He has served as a Director of BPPR since April 2024. From June 2009 to March 2012, Mr. García served as Senior Vice President and Director of Finance and Accounting of PB, Popular’s banking subsidiary in the mainland United States. Mr. García holds a B.B.A. in accounting from the University of Iowa. He has been a member of the Board of Directors of Fundación Banco Popular since July 2026.

There are no arrangements or understandings between Mr. García and any other person pursuant to which Mr. García was selected to serve as CEO. There are no family relationships between Mr. García and any director or executive officer of the Corporation. There are no transactions between the Corporation and Mr. García that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Lidio V. Soriano as Chief Financial Officer

In connection with Mr. García’s appointment as President and CEO, the Corporation appointed Lidio V. Soriano as Executive Vice President and Chief Financial Officer of the Corporation, succeeding Mr. García. Mr. Soriano’s appointment will become effective September 1, 2026.

Mr. Soriano, age 57, has been the Executive Vice President and Chief Risk Officer of the Corporation since August 2011 and a Director of PB since October 2014. He served as a Director of BPPR from October 2014 to September 2019. Prior to joining the Corporation, Mr. Soriano served for 17 years as Chief Financial Officer, Head of Retail Bank and Mortgage Operations, Head of Commercial and Construction Mortgage and Head of Interest Rate Risk, among other positions, for other banks. Mr. Soriano holds a B.Sc. in Computer Engineering from Cornell University and an M.B.A from Tulane University. He has been a member of the Board of Directors of the Puerto Rican League Against Cancer since August 2018.

There are no arrangements or understandings between Mr. Soriano and any other person pursuant to which Mr. Soriano was selected to serve as an executive officer. There are no family relationships between Mr. Soriano and any director or executive officer of the Corporation. There are no transactions between the Corporation and Mr. Soriano that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Luis F. Sousa as Chief Risk Officer

In connection with Mr. Soriano’s appointment as Executive Vice President and Chief Financial Officer, the Corporation appointed Luis F. Sousa as Executive Vice President and Chief Risk Officer of the Corporation, succeeding Mr. Soriano. Mr. Sousa’s appointment will become effective September 1, 2026.

Mr. Sousa has served as Senior Vice President and head of the Credit Risk Management Division since 2019. Prior to this, he was a Vice President in the Credit Risk Management Division leading the Quantitative Analysis and the Puerto Rico Commercial Credit Risk teams, among others. He has over 20 years of experience in the financial industry and has held positions in areas such as Audit and Risk. Sousa holds a B.B.A. in Accounting from the University of Puerto Rico.

There are no arrangements or understandings between Mr. Sousa and any other person pursuant to which Mr. Sousa was selected to serve as an executive officer. There are no family relationships between Mr. Sousa and any director or executive officer of the Corporation.

Retirement of Javier D. Ferrer as a Member of the Board of Directors and Appointment of Jorge J. García as a Member of the Board of Directors

In connection with Mr. Ferrer’s retirement, the Corporate Governance and Nominating Committee of the Board was informed of Mr. Ferrer’s decision to resign from the Board effective on his Retirement Date. Mr. Ferrer has served as a Director of the Corporation since July 2025. Mr. Ferrer’s decision to resign from the Board results from his retirement as CEO of the Corporation effective August 31, 2026 and not from any disagreement with the Corporation on any matter relating to the Corporation’s operations, policies or practices.

In connection with Mr. García’s appointment as CEO, the Board appointed Mr. García to serve as a Director of the Corporation, effective September 1, 2026.

Item 7.01.	Regulation FD Disclosure.

On July 23, 2026, the Corporation issued a press release in connection with the matters described in Item 5.02 of this Current Report on Form 8-K.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1 shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

99.1	Press Release dated July 23, 2026.

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC. (Registrant)

Date: July 23, 2026	By:	/s/ José R. Coleman Tió
José R. Coleman Tió
Executive Vice President and Chief Legal Officer